Exhibit T3A.7(f)

State of Delaware Secretary of State Division of Corporations Delivered 12:26 PYI 08/14/2020 FILED 12:26 PM 08/14/2020 SR 20206753472 - File Number 6660521	CERTIFICATE OF MERGER OF CORE SCIENTIFIC ACQUISITION CO. (a Delaware corporation) WITH AND INTO CORE SCIENTIFIC, INC. (a Delaware corporation) August 14, 2020

Pursuant to Title 8, Section 251(c) of the General Corporation Law of the State of Delaware (the “DGCL”), the undersigned corporation executed the following Certificate of Merger and does hereby certify that:

FIRST:     The name and state of incorporation of each of the constituent corporations (the “Constituent Corporations”) of the merger are as follows:

Name	Jurisdiction of incorporation
Core Scientific, Inc. (“Core”)	Delaware
Core Scientific Acquisition Co. (“Merger Sub”)	Delaware

SECOND:     An Agreement and Plan of Merger (the “Merger Agreement”), made and entered into as of August 14, 2020, by and among Core Scientific Holding Co., a Delaware corporation, Core and Merger Sub, with respect to the merger (the “Merger”) of Merger Sub with and into Core has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Title 8, Section 251(c) and 251(g) of the DGCL.

THIRD:     The surviving corporation (the “Surviving Corporation”) in the Merger will be Core.

FOURTH:     The certificate of incorporation of the Surviving Corporation shall be the certificate of incorporation of Core as of immediately prior to the Merger.

FIFTH:     An executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation, which is 2800 Northup Way, Suite 220, Bellevue, WA 98004, and will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

SIXTH:     This Certificate of Merger will be effective upon filing with the Secretary of State of the State of Delaware.

[Signature page follows.]

IN WITNESS WHEREOF, Core Scientific, Inc. has caused this Certificate of Merger to be executed on August 14, 2020.

CORE SCIENTIFIC, INC,

as the Surviving Corporation

By:	/s/ Todd DuChene
Todd DuChene
General Counsel and Corporate Secretary

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